Emergent Capital, Inc. Announces Third Quarter 2018 Results

Boca Raton, Fla., November 16, 2018 – Emergent Capital, Inc. (OTCQX: EMGC) ("Emergent" or the "Company"), today announced its financial results for the three month and nine month periods ended September 30, 2018.
Third Quarter 2018 Financial Highlights
Total income from continuing operations was $29.7 million for the three month period ended September 30, 2018 compared to $24.5 million for the same period in 2017. Income was impacted by a $20.1 million gain on the maturity of six policies during the quarter compared to an $11.6 million gain on maturity of three policies for the same period in 2017.
The following table provides a summary of the components of income from the Company's life settlements.

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017
Change in estimated probabilistic cash flows	$23,363	$21,779
Premiums paid during period	(22,681)	(21,068)
Change in life expectancy evaluation	845	(1,388)
Change in discount rates	7,681	13,452
Realized gain on maturities	20,091	11,597
Change in fair value of life settlements	$29,299	$24,372

Total expenses from continuing operations were $18.0 million for the three month period ended September 30, 2018 compared to $17.1 million for the same period in 2017. The increase was primarily attributable to an increase of $5.4 million on the loss in fair value of the White Eagle Revolving Credit Facility, $1.1 million increase in professional fees offset mainly by a $2.0 million loss on extinguishment of debt, $1.8 million decrease in interest expense and $1.4 million decrease in personnel costs.
Our results for the three months ended September 30, 2018 was impacted by a net tax benefit of approximately $2.5 million which includes an estimated tax expense of approximately $584,000 which represents cash taxes paid during the period and reversal of estimated tax expense from prior quarter of approximately $3.1 million.
The Company reported net income from continuing operations of $14.3 million, or $0.07 per diluted share, for the three month period ended September 30, 2018, compared to a net income of $4.2 million, or $0.03 per diluted share, for the same period in 2017.

Nine Months Ended September 30, 2018
Total income from continuing operations was $40.9 million for the nine month period ended September 30, 2018 compared to $53.5 million for the same period in 2017. Income was impacted by a $48.1 million gain on the maturity of eighteen policies during the quarter compared to a $30.6 million gain on maturity of ten policies for the same period in 2017.
The following table provides a summary of the components of income from the Company's life settlements.

	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Change in estimated probabilistic cash flows	$69,501	$67,563
Premiums paid during period	(67,577)	(63,101)
Change in life expectancy evaluation	(19,058)	4,818
Change in discount rates	9,263	13,411
Realized gain on maturities	48,091	30,603
Change in fair value of life settlements	$40,220	$53,294

Total expenses from continuing operations were $39.6 million for the nine month period ended September 30, 2018 compared to $50.7 million for the same period in 2017. The decrease was primarily attributable to a $7.0 million decrease on the loss in fair value of the White Eagle Revolving Credit Facility, $2.1 million decrease in interest expense, $2.0 million in loss on the extinguishment of debt and $1.8 million decrease in personnel costs, offset by increases of $1.2 million in professional fees and $607,000 in legal fees.
Our results for the nine months ended September 30, 2018 was impacted by tax expense of approximately $584,000 relating to cash taxes paid during the period.
The Company reported net income from continuing operations of $689,000, or $0.00 per diluted share, for the nine month period ended September 30, 2018, compared to a net loss of $372,000, or $(0.01) per diluted share, for the same period in 2017.

Life Settlements Portfolio Highlights
On September 30, 2018, the estimated fair value of the Company’s 590 life insurance policies was $588.9 million compared to $567.5 million for 608 life insurance policies at December 31, 2017. The weighted average discount rate was 15.66% and 15.95% at September 30, 2018 and December 31, 2017, respectively. The aggregate face value of the Company's portfolio of life insurance policies was approximately $2.8 billion on September 30, 2018.
During the quarter ended September 30, 2018, six life insurance policies that served as collateral under the White Eagle Revolving Credit Facility matured with a face value totaling $32.5 million.
As of September 30, 2018, the Company had cash and cash equivalents and certificates of deposit of $32.6 million and a book value per share of $1.25.
On November 14, 2018, two of Emergent’s subsidiaries, White Eagle General Partner, LLC and Lamington Road Designated Activity Company, chose to commence voluntary chapter 11 bankruptcy proceedings in the U.S. Bankruptcy Court for the District of Delaware.   The filings were authorized in order to protect Emergent’s ultimate ownership interests in White Eagle Asset Portfolio, LP ("White Eagle"), which is the entity that owns substantially all of the Company’s portfolio of life insurance policies.  Emergent’s indirect interests in White Eagle, which are held through White Eagle General Partner, LLC and Lamington Road Designated Activity Company, were at risk as a result of the possibility that the lender to White Eagle, an affiliate of Beal Bank, may have unilaterally, and without any advance notice, taken voting control of White Eagle under the auspices of an asserted and unjustified technical event of default. Subsequent to such filings, White Eagle and the lender entered into a standstill agreement through 12:00 p.m. Noon Pacific time on November 26, 2018, to facilitate negotiations.

About Emergent Capital, Inc.
Emergent (OTCQX: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

Investor Relations
Rob Fink
Hayden IR
646.415.8972
IR@emergentcapital.com
www.emergentcapital.com

# # #

-SELECTED FINANCIAL TABLES FOLLOW-

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	$29,299	$24,372	$40,219	$53,294
Other income	415	116	649	245
Total income	29,714	24,488	40,868	53,539
Expenses
Interest expense	7,982	9,773	23,383	25,471
Loss on extinguishment of debt	—	2,018	—	2,018
Change in fair value of White Eagle Revolving Credit Facility	6,566	1,163	4,189	11,209
Personnel costs	623	2,040	2,329	4,174
Legal fees	446	821	3,080	2,473
Professional fees	1,755	667	4,654	3,475
Insurance	193	198	590	587
Other selling, general and administrative expenses	398	381	1,370	1,294
Total expenses	17,963	17,061	39,595	50,701
Income (loss) from continuing operations before income taxes	11,751	7,427	1,273	2,838
(Benefit) provision for income taxes	(2,537)	3,210	584	3,210
Net income (loss) from continuing operations	$14,288	$4,217	$689	$(372)
Discontinued Operations:
Income (loss) from discontinued operations before income taxes	(13)	(33)	(18)	(257)
(Benefit) provision for income taxes	—	—	—	—
Net income (loss) from discontinued operations	(13)	(33)	(18)	(257)
Net income (loss)	$14,275	$4,184	$671	$(629)
Basic income (loss) per share:
Continuing operations	$0.09	$0.04	$—	$(0.01)
Discontinued operations	$—	$—	$—	$—
Net income (loss) - basic and diluted	$0.09	$0.04	$—	$(0.01)
Diluted income (loss) per share:
Continuing operations	$0.07	$0.03	$—	$(0.01)
Discontinued operations	$—	$—	$—	$—
Net income (loss) - diluted	$0.07	$0.03	$—	$(0.01)
Weighted average shares outstanding:
Basic	155,872,138	115,462,646	155,824,327	57,580,062
Diluted	210,535,600	137,083,825	174,415,402	57,580,062

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$2,209	$18,131
Cash and cash equivalents (VIE Note 4)	29,347	13,136
Certificates of deposit	1,016	1,010
Prepaid expenses and other assets	767	617
Prepaid expenses and other assets (VIE Note 4)	48	53
Deposits - other	1,377	1,377
Life settlements, at estimated fair value (Note 15)	1,043	750
Life settlements, at estimated fair value (VIE Note 4 & Note 15)	587,810	566,742
Receivable for maturity of life settlements (VIE Note 4)	48,435	30,045
Fixed assets, net	90	145
Investment in affiliates	2,384	2,384
Total assets	$674,526	$634,390
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$1,831	$2,015
Accounts payable and accrued expenses (VIE Note 4)	1,243	753
Other liabilities	217	451
Other liabilities (VIE Note 4)	48	—
Interest payable - 8.5% Convertible Notes (Note 10)	21	46
8.5% Convertible Notes, net of discount and deferred debt costs (Note 10)	1,160	1,098
Interest payable - 5.0% Convertible Notes (Note 11)	485	1,432
5.0% Convertible Notes, net of discount and deferred debt costs (Note 11)	69,535	68,654
Interest payable - 8.5% Senior Secured Notes (Note 13)	124	132
8.5% Senior Secured Notes, net of deferred debt costs (Note 13)	34,124	33,927
White Eagle Revolving Credit Facility, at estimated fair value (VIE Note 4 & Note 9)	367,931	329,240
Total liabilities	476,719	437,748
Commitments and Contingencies (Note 17)
Stockholders’ Equity
Common stock (par value $0.01 per share, 415,000,000 authorized at September 30, 2018 and December 31, 2017; 159,028,458 issued and 158,420,458 outstanding as of September 30, 2018;158,495,399 issued and 157,887,399 outstanding as of December 31, 2017)	1,590	1,585
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of September 30, 2018 and December 31, 2017)	—	—
Treasury Stock, net of issuance cost (608,000 shares as of September 30, 2018 and December 31, 2017)	(2,534)	(2,534)
Additional paid-in-capital	334,118	333,629
Accumulated deficit	(135,367)	(136,038)
Total stockholders’ equity	197,807	196,642
Total liabilities and stockholders’ equity	$674,526	$634,390
 *    Derived from audited consolidated financial statements.

Selected Operating Data (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
End of Period — Policies Owned
Number of policies owned	590	611	590	611
Average age of insured	84.1	83.2	84.1	83.2
Average death benefit per policy	$4,737	$4,726	$4,737	$4,726
Average Life Expectancy — Calculated LE (Years)	7.8	8.5	7.8	8.5
Aggregate Death Benefit	$2,794,652	$2,887,827	$2,794,652	$2,887,827
Aggregate fair value	$588,853	$555,222	$588,853	$555,222
Monthly premium — average per policy	$13.9	$11.8	$13.9	$11.8
Period Maturities
Number of policies matured	6	3	18	10
Average age of insured at maturity	87.1	80.3	85.6	82.6
Average life expectancy - Calculated LE (Years)	4.7	6.8	4.7	4.4
Aggregate death benefit	$32,500	$16,500	$86,435	$59,573
Gains on maturity	$20,091	$11,597	$48,091	$30,603
Proceeds collected	$32,000	$8,200	$68,045	$34,373

Company Contact:

Investor Relations
Rob Fink
Hayden IR
646.415.8972
IR@emergentcapital.com
www.emergentcapital.com